BILL Reports First Quarter Fiscal Year 2025 Financial Results
•Accelerated Q1 Core Revenue Growth to 19% Year-Over-Year
•Increased Q1 Total Revenue Growth to 18% Year-Over-Year
•Repurchased $200 Million of Common Stock, or 3.7 Million Shares, During the Quarter
SAN JOSE, Calif.--(BUSINESS WIRE) – November 7, 2024 – BILL (NYSE: BILL), a leading financial operations platform for small and midsize businesses (SMBs), today announced financial results for the first fiscal quarter ended September 30, 2024.

“We delivered strong financial results and drove a fast pace of innovation as we executed well on our strategy to expand our leadership position in the financial operations category for SMBs,” said René Lacerte, BILL CEO and Founder. “We empower SMBs to simplify their operations, have access to capital, and gain valuable insight and control of their cash flow. With our category defining platform, broad payment capabilities, and large and expanding ecosystem, we are helping nearly 500,000 SMBs better run their businesses and thrive.”

“Our continued strong financial performance demonstrates the durable business model and the rigor of our execution in driving growth and increasing profitability,” said John Rettig, BILL President and CFO. “In fiscal 2025 we are making targeted investments to accelerate our strategic priorities, expand our platform, and penetrate the market. We are building BILL to be a durable high growth, highly profitable business over the long-term.”
Financial Highlights for the First Quarter of Fiscal 2025:
•Total revenue was $358.5 million, an increase of 18% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $314.9 million, an increase of 19% year-over-year. Subscription fees were $67.4 million, up 8% year-over-year. Transaction fees were $247.5 million, up 22% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $43.5 million.
•Gross profit was $293.8 million, representing an 82.0% gross margin, compared to $249.0 million, or an 81.6% gross margin, in the first quarter of fiscal 2024. Non-GAAP gross profit was $307.0 million, representing an 85.7% non-GAAP gross margin, compared to $262.7 million, or an 86.1% non-GAAP gross margin, in the first quarter of fiscal 2024.
•Operating loss was $7.7 million, compared to an operating loss of $56.6 million in the first quarter of fiscal 2024. Non-GAAP operating income was $67.1 million, compared to $33.4 million in the first quarter of fiscal 2024, an increase of 101% year-over-year.
•Net income was $8.9 million, or $0.08 per basic and diluted share, compared to net loss of $27.9 million, or $(0.26) per basic and diluted share, in the first quarter of fiscal 2024. Non-GAAP net income was $68.6 million, or $0.63 per diluted share, compared to non-GAAP net income of $51.6 million, or $0.44 per diluted share, in the first quarter of fiscal 2024.
Business Highlights and Recent Developments:
•Served 476,200 businesses using our solutions as of the end of the first quarter.1
•Processed $80 billion in total payment volume in the first quarter, an increase of 14% year-over-year.
•Processed 29 million transactions during the first quarter, an increase of 16% year-over-year.
•Hired payments industry leader Mary Kay Bowman as Executive Vice President, Payments and Financial Services.
•Hired Bobbie Grafeld as new Chief People Officer to lead people strategy.
•Repurchased approximately 3.7 million shares of BILL common stock in the first quarter for a total cost of approximately $200 million.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

Financial Outlook
We are providing the following guidance for the fiscal second quarter ending December 31, 2024 and the full fiscal year ending June 30, 2025.

	Q2 FY25 Guidance	FY25 Guidance
Total revenue (millions)	$355.5 - $360.5	$1,439.0 - $1,464.0
Year-over-year total revenue growth	12% - 13%	12% - 13%
Core revenue (millions)	$316.0 - $321.0	$1,291.0 - $1,316.0
Year-over-year core revenue growth	15% - 17%	15% - 17%
Non-GAAP operating income (millions)	$47.5 - $52.5	$182.5 - $207.5
Non-GAAP net income (millions)	$48.0 - $52.0	$181.5 - $201.5
Non-GAAP net income per diluted share	$0.44 - $0.48	$1.65 - $1.83
The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for Non-GAAP net income takes into account the use of corporate cash for investment and other strategic capital allocation, including but not limited to the share repurchase program announced in August 2024. The outlook for Non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as its impact on a per diluted share basis is not reasonably estimable.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal first quarter 2025 results and our outlook for the fiscal second quarter ending December 31, 2024 and fiscal year ending June 30, 2025. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About BILL
BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary network of millions of members to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share for the fiscal second quarter ending December 31, 2024 and full fiscal year ending June 30, 2025, our planned investments in fiscal year 2025, our revenue growth, margin expansion and profitability profile in future years, activity under our previously-announced share repurchase program, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, inflation and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Corporate Cards, our ability to attract new customers and convert trial customers into paying customers, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate acquired businesses, incorporate their technology effectively and implement appropriate internal controls at such businesses, our relationships with accounting firms and financial institutions, the global impacts of ongoing geopolitical conflicts, and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation and amortization
We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
•gain on debt extinguishment
•amortization of debt issuance costs
•non-GAAP provision for income taxes
It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.
Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are exceptional and would have not otherwise been incurred in the normal course of our business operations.

Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding 0.0% Convertible Senior Notes due 2025 in fiscal 2024 because we believe that excluding this non-cash gain provides better insight regarding our operational performance.

Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

John Welton
john.welton@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2024	June 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$853,470	$985,941
Short-term investments	619,596	601,535
Accounts receivable, net	31,934	28,049
Acquired card receivables, net	628,274	697,216
Prepaid expenses and other current assets	283,756	297,169
Funds held for customers	3,787,171	3,704,907
Total current assets	6,204,201	6,314,817
Non-current assets:
Operating lease right-of-use assets, net	57,370	59,414
Property and equipment, net	90,016	88,034
Intangible assets, net	264,914	281,471
Goodwill	2,396,509	2,396,509
Other assets	32,051	38,568
Total assets	$9,045,061	$9,178,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,181	$7,447
Accrued compensation and benefits	23,305	34,158
Deferred revenue	21,730	17,006
Other accruals and current liabilities	212,327	299,506
Customer fund deposits	3,787,171	3,704,907
Total current liabilities	4,055,714	4,063,024
Non-current liabilities:
Deferred revenue	100	4,167
Operating lease liabilities	60,571	62,847
Borrowings from credit facilities, net	180,008	180,009
Convertible senior notes, net	734,814	733,991
Other long-term liabilities	609	574
Total liabilities	5,031,816	5,044,612
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,293,869	5,233,037
Accumulated other comprehensive income (loss)	9,119	(1,890)
Accumulated deficit	(1,289,745)	(1,096,948)
Total stockholders' equity	4,013,245	4,134,201
Total liabilities and stockholders' equity	$9,045,061	$9,178,813

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended September 30,
	2024	2023
Revenue
Subscription and transaction fees (1)	$314,943	$265,142
Interest on funds held for customers	43,507	39,843
Total revenue	358,450	304,985
Cost of revenue
Service costs (1)	53,602	44,904
Depreciation and amortization (2)	11,094	11,122
Total cost of revenue	64,696	56,026
Gross profit	293,754	248,959
Operating expenses
Research and development (1)	78,685	89,065
Sales and marketing (1)	126,322	118,398
General and administrative (1) (3)	66,771	73,251
Provision for expected credit losses (3)	20,661	12,075
Depreciation and amortization (2)	9,013	12,817
Total operating expenses	301,452	305,606
Operating loss	(7,698)	(56,647)
Other income, net	17,878	29,308
Income (loss) before provision for income taxes	10,180	(27,339)
Provision for income taxes	1,268	522
Net income (loss)	$8,912	$(27,861)

Net income (loss) per share attributable to common stockholders:
Basic	$0.08	$(0.26)
Diluted	$0.08	$(0.26)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	105,672	106,817
Diluted	107,322	106,817

______________________________________
(1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended September 30,
	2024	2023
Revenue - subscription and transaction fees	$527	$370
Cost of revenue - service costs	2,145	2,547
Research and development	23,635	27,365
Sales and marketing	10,795	13,885
General and administrative	17,555	20,980
Total stock-based compensation *	$54,657	$65,147
* Consists of acquisition related equity awards (Acquisition Related Awards), which include equity awards assumed and retention equity awards granted to certain employees of acquired companies in connection with acquisitions, and non-acquisition related equity awards (Non-Acquisition Related Awards), which include all other equity awards granted to existing employees and non-

employees in the ordinary course of business. The following table presents stock-based compensation recorded for the periods presented and as a percentage of total revenue (in thousands):

	Three Months Ended September 30,		As a % of total revenue
			Three Months Ended September 30,
	2024	2023	2024	2023
Acquisition Related Awards	$1,398	$5,066	0%	2%
Non-Acquisition Related Awards	53,259	60,081	15%	20%
Total stock-based compensation	$54,657	$65,147	15%	22%
(2) Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.
(3) Provision for expected credit losses was included in general and administrative expenses in first fiscal quarter 2024.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$8,912	$(27,861)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	54,657	65,147
Amortization of intangible assets	16,938	20,221
Depreciation of property and equipment	3,169	3,718
Amortization of capitalized internal-use software costs	3,944	1,352
Amortization of debt issuance costs	895	1,761
Accretion of discount on investments in marketable debt securities	(12,241)	(13,093)
Accretion of discount on loans held for investment	(4,631)	(705)
Provision for expected credit losses on acquired card receivables and other financial assets	20,661	12,401
Non-cash operating lease expense	2,045	2,388
Other	172	101
Changes in assets and liabilities:
Accounts receivable	(4,028)	3,707
Prepaid expenses and other current assets	(1,143)	(4,704)
Other assets	6,910	(1,074)
Accounts payable	3,804	(2,508)
Other accruals and current liabilities	(9,791)	(2,286)
Operating lease liabilities	(2,348)	(2,423)
Other long-term liabilities	—	(32)
Deferred revenue	657	(2,449)
Net cash provided by operating activities	88,582	53,661
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(637,992)	(399,588)
Proceeds from maturities and sales of corporate and customer fund short-term investments	563,677	757,169
Purchases of loans held for investment	(181,686)	(32,756)
Principal repayments of loans held for investment	171,987	25,330
Acquired card receivables, net	(47,968)	(42,333)
Capitalization of internal-use software costs	(7,039)	(5,645)
Other	(517)	(403)
Net cash provided by (used in) investing activities	(139,538)	301,774

	Three Months Ended September 30,
	2024	2023
Cash flows from financing activities:
Customer fund deposits liability and other	78,512	(91,190)
Prepaid card deposits	11,322	(13,979)
Repurchase of common stock	(200,002)	(12,061)
Proceeds from exercise of stock options	1,017	2,946
Tax withholdings related to net share settlements of equity awards	(1,304)	—
Proceeds from issuance of common stock under the employee stock purchase plan	5,302	7,846
Contingent consideration payout	—	(5,471)
Net cash used in financing activities	(105,153)	(111,909)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(127)	(180)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(156,236)	243,346
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,351,399	4,224,840
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,195,163	$4,468,186
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$853,470	$1,527,182
Restricted cash included in other current assets	148,660	98,313
Restricted cash included in other assets	5,297	7,088
Restricted cash and restricted cash equivalents included in funds held for customers	2,187,736	2,835,603
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,195,163	$4,468,186

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended September 30,
	2024	2023
Reconciliation of gross profit:
GAAP gross profit	$293,754	$248,959
Add:
Depreciation and amortization (1)	11,094	11,122
Stock-based compensation and related payroll taxes charged to cost of revenue	2,183	2,628
Non-GAAP gross profit	$307,031	$262,709
GAAP gross margin	82.0%	81.6%
Non-GAAP gross margin	85.7%	86.1%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended September 30,
	2024	2023
Reconciliation of operating expenses:
GAAP research and development expenses	$78,685	$89,065
Less - stock-based compensation and related payroll taxes	(23,976)	(27,887)
Non-GAAP research and development expenses	$54,709	$61,178

GAAP sales and marketing expenses	$126,322	$118,398
Less - stock-based compensation and related payroll taxes	(10,894)	(14,082)
Non-GAAP sales and marketing expenses	$115,428	$104,316

GAAP general and administrative expenses (1)	$66,771	$73,251
Less:
Stock-based compensation and related payroll taxes	(17,718)	(21,387)
Acquisition and integration-related expenses	—	(97)
Restructuring	92	—
Non-GAAP general and administrative expenses	$49,145	$51,767
___________________ (1) Provision for expected credit losses was included in general and administrative expenses in first fiscal quarter 2024.

	Three Months Ended September 30,
	2024	2023
Reconciliation of operating loss:
GAAP operating loss	$(7,698)	$(56,647)
Add:
Depreciation and amortization (1)	20,107	23,939
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	54,771	65,984
Acquisition and integration-related expenses	—	97
Restructuring	(92)	—
Non-GAAP operating income	$67,088	$33,373
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended September 30,
	2024	2023
Reconciliation of net income (loss):
GAAP net income (loss)	$8,912	$(27,861)
Add - GAAP provision for income taxes	1,268	522
Loss before taxes	10,180	(27,339)
Add (less):
Depreciation and amortization (1)	20,107	23,939
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	54,771	65,984
Acquisition and integration-related expenses	—	97
Restructuring	(92)	—
Gain on debt extinguishment	(78)	—
Amortization of debt issuance costs	894	1,761
Non-GAAP net income before non-GAAP tax adjustments	85,782	64,442
Non-GAAP provision for income taxes (2)	(17,156)	(12,888)
Non-GAAP net income	$68,626	$51,554
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash.
(2) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended September 30,
	2024	2023
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.08	$(0.26)
Add - GAAP provision for income taxes	0.01	0.00
Loss before taxes	0.09	(0.26)
Add:
Depreciation and amortization (1)	0.19	0.22
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.53	0.62
Acquisition and integration-related expenses	—	0.00
Restructuring	0.00	—
Gain on debt extinguishment	0.00	—
Amortization of debt issuance costs	0.01	0.02
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.81	$0.60
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.78	$0.55
Less - Non-GAAP provision for income taxes	(0.16)	(0.12)
Non-GAAP net income per share attributable to common stockholders, basic	$0.65	$0.48
Non-GAAP net income per share attributable to common stockholders, diluted	$0.63	$0.44
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended September 30,
	2024	2023
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	105,672	106,817
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	107,322	106,817
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	109,749	117,948

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$88,582	$53,661
Purchases of property and equipment	(17)	(403)
Capitalization of internal-use software costs	(7,039)	(5,645)
Free cash flow	$81,526	$47,613

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

September 30, 2024
Remaining performance obligations to be recognized as revenue:
Over the next 1 year	$29,068
Between 1 to 2 years	16,707
Thereafter	36,367
Total	$82,142